EXHIBIT 99.1


                             MODIFICATION AGREEMENT

         This Modification Agreement ("Agreement") is entered into to be effective as of March 31, 2002, by and between iChance International, Inc., a Nevada corporation ("iChance International"), formerly Card-Smart Corp., and
Software Ventures, Inc., a Nevada corporation ("Software Ventures"), formerly iChance, Inc., in order to modify the amend certain terms set forth in that certain Plan and Agreement of Reorganization entered into by and between the parties hereto on September 14, 2001 (the "Reorganization Agreement"), a copy of which is attached hereto and incorporated herein by reference as Exhibit "A."

                                    RECITALS

         A. The parties hereto entered into that certain Reorganization Agreement with the intent that iChance International would be the appropriate legal entity through which to commercially exploit the assets exchanged thereto.

         B. The parties have now determined that it is in the best interests of both parties to transfer only certain assets to iChance International, Inc. for commercial exploitation within the United States.

         C. Accordingly, the parties desire to modify the Reorganization Agreement pursuant to the terms and conditions set forth herein.

In consideration of the foregoing and following promises, covenants, conditions and premises, and for other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1.       Modifications to Reorganization Agreement. The following  provisions of
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the Reorganization Agreement are hereby amended as follows:

         a.  Title. The Title of the  Reorganization Agreement is hereby deleted
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in its  entirety  and shall be  replaced  and read as follows:  "Asset  Purchase
Agreement".

         b.  Article 1. Plan Of  Reorganization.  The title line for "Article 1.
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Plan Of  Reorganization" is hereby deleted in entirety and shall be replaced and read as follows: "Sale of Assets".

         c. Section 1.01. Plan Adopted. The introductory title and paragraph for
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"Section 1.01." is hereby deleted in its entirety and shall be replaced and read as follows: "Section 1.01. Sale of Assets. The parties hereto agree to the purchase and sale of assets as set forth herein below."


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         d.  Section  1.01. (a).  Section  1.01.(a)  is hereby  deleted  in  its
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entirety and shall be replaced  and read as follows:  "Seller will sell to Buyer or cause to be sold to Buyer through one or more of Seller's wholly owned entities, the following assets: (1) one (1) copy of the FutureBet casino gaming software (version 1.0) without right, title or interest in and to the underlying source code for license, use and general commercial exploitation on an exclusive basis, subject to the restrictions set forth herein, solely to operators and licensors within the fifty (50) United States. Rights to exclusivity shall be offered for a period of three (3) years and provided Buyer enters into software licensing agreements with at least one (1) United States land-based gaming establishment during each year throughout the three year period; (2) all right, title and interest in and to the "iChance" name and logo and (3) two hundred fifty thousand (250,000) restricted shares of the common stock of Seller."

         e.  Section  1.01. (b).  Section  1.01.  (b) is hereby  deleted in  its
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entirety  and  shall  be  replaced  and read as  follows:  "As  payment  for the purchased assets described in Section 1.01. (a), Buyer will issue and deliver to Seller, or its subsidiaries, two million (2,000,000) shares of newly issued restricted shares of the voting common stock of Buyer."

         f. Section 2.05.  Business and Properties.  Section 2.05.  Business and
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Properties is hereby  amended to delete the following  language from  subsection
(a), "which when acquired will be the businesses and properties of Buyer".

         g. Section 6.01. (c).  Permit Granted.  Section 6.01.(c) Permit Granted
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is hereby  deleted in its  entirety  and shall be replaced  and read as follows:
"Intentionally Omitted."

2. No Other Modifications.  The remainder of the Reorganization  Agreement shall
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and does remain intact without change or modification.

3.  Representations and Warranties.  The parties hereto represent and warrant as
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follows:

         a. This Agreement has been duly authorized by the respective parties Board of Directors.

         b. The parties will take all such actions as necessary to implement the modification to the Reorganization Agreement contemplated by this Agreement including, but not limited to, the return of assets previously transferred under the Reorganization Agreement which are not now contemplated to be part of the transaction.

         c. There are no agreements, contracts or commitments that would serve to hinder, delay or frustrate either parties performance of the transaction as modified by this Agreement.

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Modification Agreement
March 31, 2002
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4.  Indemnification.  Software  Ventures  hereby  agrees  to  indemnify  iChance
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International for any loss or claim arising out of or in connection with iChance
International's operation and exploitation of the assets transferred by Software Ventures to iChance International between the date of the Reorganization Agreement and the date of this Agreement which immediately following the execution of this Agreement will cease to be assets of iChance International.

IN WITNESS WHEREOF, the parties execute this Agreement to be effective as of March 31, 2002.

ICHANCE INTERNATIONAL, INC.
A Nevada Corporation


By:      ---------------------------
         Brian Hurley, President


By:      ---------------------------
         Brian Hurley, Secretary

Acknowledged and Agreed:


By:      ---------------------------
         Georgios Polyhronopoulos


SOFTWARE VENTURES, INC.
A Nevada Corporation

By:      ---------------------------
         Brian Hurley, President


By:      ---------------------------
         Brian Hurley, Secretary








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